CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into this 23RD day of April 2001 is by and amongst Cormax Business Solutions Inc. (the "Company") and Michael Littman (The "Consultant").

     WHEREAS, Consultant is skilled in providing legal services, and has provided legal services to Company in the past;

     WHEREAS, the Company desires to continue to engage Consultant to continue to provide legal services; and

         WHEREAS, the Consultant is due 180,000 shares of the Company's common stock as a result of a prior agreement with the Company;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement for a term commencing on the date hereof and terminating October 23, 2001.

         2. Consultant shall review and consult with management on proposed contractual agreements presented to the Company during the term of this Agreement. Consultant will be available on an "As Needed" basis as to the structure and operations of any of its subsidiaries. Consultant shall not be required to prepare or file any type of registration statement as part of this Agreement.

         3. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as may be required by Consultant. Company will make available to Consultant copies of all material agreements, notice of pending or threatened litigation and notice of all proposed press releases.

         4. In consideration of the services to be provided, Consultant shall receive a fee equal to 180,000 shares of the Company's common stock which includes shares which are due and owing as a result of a prior agreement between the Company and the Consultant.

     5. The Company will register the 180,000 shares pursuant to a registration statement on Form S-8.

         6. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during their term of this Agreement.

         At the termination of this Agreement, or at any other time either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit Consultant from engaging in any work at any time following his termination of this Agreement which does not conflict with the terms of this Agreement.

         7. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the

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transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

          8. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Arvada, Colorado. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

         9. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

CONSULTANT:                             COMPANY:

MICHAEL A. LITTMAN                    CORMAX BUSINESS SOLUTIONS INC.

/s/ Michael A. Littman                By:   /s/ Todd Violette
-----------------------                  ----------------------
Michael Littman                             TODD VIOLETTE
                                            PRESIDENT